Exhibit 1.1

UNDERWRITING AGREEMENT

June 21, 2019

Brookfield Business Partners L.P.
73 Front Street
Hamilton, HM 12
Bermuda

Dear Sirs/Mesdames:

Re:          Issue of 8,760,000 Limited Partnership Units

TD Securities Inc., Scotia Capital Inc., BMO Nesbitt Burns Inc., Credit Suisse Securities (Canada), Inc. and HSBC Securities (Canada) Inc. (the “Representatives”), CIBC World Markets Inc., RBC Dominion Securities Inc., Citigroup Global Markets Canada Inc., Barclays Capital Canada Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Canada Inc., Merrill Lynch Canada Inc., Morgan Stanley Canada Limited, National Bank Financial Inc., Brookfield Financial Securities LP, Desjardins Securities Inc. and Manulife Securities Incorporated (each of the foregoing, an “Underwriter”, and, collectively the “Underwriters”) understand that Brookfield Business Partners L.P. (“BBU”) proposes to issue 8,760,000 limited partnership units (the “Units”) through the Underwriters (the “Offering”).

Subject to the terms and conditions set forth in this Agreement, the Underwriters severally (in accordance with the percentages set forth in Section 19.1) and not jointly offer to purchase all but not less than all of the Units at a purchase price of $39.40 per Unit (the “Offering Price”), for an aggregate purchase price of $345,144,000 (the “Purchase Price”), and by its acceptance of this offer BBU agrees to issue and sell the Units to the Underwriters.  In addition, BBU hereby grants to the Underwriters the Over-Allotment Option (as defined herein) and agrees to sell to the Underwriters the Additional Units (as defined herein) on the same basis as the purchase of the Units, to the extent that the Over-Allotment Option is exercised by the Underwriters.  Brookfield Business L.P. (“BBLP”) has also agreed to sell 6,610,000 REUs (as defined herein) to Brookfield Asset Management Inc. or an affiliate (as defined herein) thereof (“BAM”) on a private placement basis at $37.824 per REU (being the Offering Price net of the Underwriting Fee, as defined herein). In addition, BBU has agreed to sell 5,077,000 Units to OMERS Public Investments Holdings Inc. (“OMERS”) on a private placement basis at $39.40 per Unit (being the Offering Price).

In consideration of the agreement of the Underwriters to purchase the Units and the Additional Units (if applicable) and the services rendered and to be rendered by the Underwriters in connection herewith, BBU agrees to pay the Underwriting Fee to the Underwriters.  Payment of the Purchase Price by the Underwriters and of the Underwriting Fee payable in connection therewith by BBU will be made at the Closing Time (as defined herein) at the offices of Torys LLP in Toronto, Ontario against delivery by BBU of the Units.  Payment of the Additional Purchase Price (as defined herein), if applicable, by the Underwriters and of the Underwriting Fee payable in connection therewith by BBU will be made at the Over-Allotment Closing Time (as defined herein) at the offices of Torys LLP in Toronto, Ontario against delivery by BBU of the Additional Units.  All dollar amounts referred to herein are expressed in United States dollars and “$” shall mean United States dollars, except where otherwise indicated.

The following are the terms and conditions of the agreement between BBU and the Underwriters.

1                                         Definitions

1.1                               Unless otherwise defined in this Agreement, the following terms shall have the following meanings, respectively:

(a)                                 “this Agreement”, “hereto”, “herein”, “hereunder”, “hereof” and similar expressions refer to the agreement resulting from the acceptance by BBU of this offer and not to any particular section or other portion of this Agreement;

(b)                                 “Additional Purchase Price” has the meaning ascribed thereto in Section 5.1 hereof;

(c)                                  “Additional Units” has the meaning ascribed thereto in Section 5.1 hereof;

(d)                                 “affiliate” has the meaning set forth in Rule 405 under the Securities Act;

(e)                                  “Agreements and Instruments” has the meaning ascribed thereto in Section 11.1(j) hereof;

(f)                                   “Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

(g)                                  “Applicable Time” means the first time when sales of the Units by the Underwriters to purchasers are made;

(h)                                 “Audit Committee” has the meaning ascribed thereto in Section 11.1(u) hereof;

(i)                                     “BAM” has the meaning ascribed thereto in the second paragraph of this Agreement;

(j)                                    “BBLP” has the meaning ascribed thereto in the second paragraph of this Agreement;

(k)                                 “BBU” has the meaning ascribed thereto in the first paragraph of this Agreement;

(l)                                     “BBU Entities” means the entities listed on Schedule C to this Agreement;

(m)                             “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(n)                                 “Bid Letter” means the letter agreement, dated June 20, 2019, between BBU and the Representatives relating to the Offering;

(o)                                 “Bid Letter Time” means 4:05 p.m. eastern standard time on June 20, 2019, which was the time that the Bid Letter was signed;

(p)                                 “Brookfield Investment” means the sale by BBLP of the REUs as described in the second paragraph of this Agreement;

(q)                                 “business day” means a day other than a Saturday, a Sunday or a statutory holiday in the City of Toronto, Ontario or New York, New York;

(r)                                    “Canadian Securities Laws” means the securities acts or similar statutes of the Qualifying Jurisdictions and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder applicable to BBU;

(s)                                   “Canadian Shelf Prospectus” means the (final) short-form base shelf prospectus of BBU dated March 12, 2019 (in the English and French languages) filed with the Securities Commissions, including the documents incorporated by reference therein;

(t)                                    “Canadian Supplement” means the prospectus supplement of BBU to be dated June 21, 2019 which, together with the Canadian Shelf Prospectus, will qualify the distribution of the Units and the Additional Units (if applicable) in each of the Qualifying Jurisdictions (in the English and French languages);

(u)                                 “CDS” means CDS Clearing and Depository Services Inc.

(v)                                 “Closing Date” means June 28, 2019 or such earlier or later date, as the Underwriters and BBU may agree upon in writing;

(w)                               “Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Underwriters and BBU may agree upon in writing;

(x)                                 “Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(y)                                 “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(z)                                  “Disclosure Package” means the U.S. Base Prospectus, as amended and supplemented by the U.S. Preliminary Prospectus dated June 20, 2019, the other information, if any, stated in Schedule A to this Agreement and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule B hereto;

(aa)                          “Distribution Period” means the period commencing on the date of this Agreement and ending on the earlier of:

(i)                                     the date on which all of the Units and the Additional Units, if any, have been sold by the Underwriters to the public; and

(ii)                                  90 days after the Closing Date;

(bb)                          “Environmental Laws” has the meaning ascribed thereto in Section 11.1(q) hereof;

(cc)                            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(dd)                          “Exchanges” means the TSX and the NYSE;

(ee)                            “General Partner” has the meaning ascribed thereto in Section 11.1(u) hereof;

(ff)                              “Governmental Licenses” has the meaning ascribed thereto in Section 11.1(o) hereof;

(gg)                            “Hazardous Materials” has the meaning ascribed thereto in Section 11.1(q) hereof;

(hh)                          “IFRS” has the meaning ascribed thereto in Section 11.1(d) hereof;

(ii)                                  “Indemnified Parties” has the meaning ascribed thereto in Section 17.3 hereof;

(jj)                                “Indemnified Underwriter Parties” has the meaning ascribed thereto in Section 17.1 hereof;

(kk)                          “Indemnifying Party” has the meaning ascribed thereto in Section 17.5 hereof;

(ll)                                  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Securities Act, relating to the Units and the Additional Units, if any, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in BBU’s records pursuant to Rule 433(g) under the Securities Act;

(mm)                  “June 2019 Marketing Materials” means the following written documents that constitute the template versions of marketing materials that are required to be filed with the Securities Commissions in accordance with NI 44-102: the document dated June 20, 2019 entitled “Brookfield Business Partners L.P. — Treasury Offering of Limited Partnership Units”, and the document dated June 20, 2019 entitled “Brookfield Business Partners — Investor Presentation”;

(nn)                          “marketing materials” has the meaning ascribed thereto in NI 41-101;

(oo)                          “material” or “materially”, when used in relation to BBU or the BBU Entities, means material in relation to the BBU Entities on a consolidated basis;

(pp)                          “Material Adverse Effect” shall have the meaning ascribed thereto in Section 11.1(e) hereof;

(qq)                          “material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under Applicable Securities Laws;

(rr)                                “NI 41-101” means National Instrument 41-101 — General Prospectus Requirements of the Canadian Securities Administrators, as amended from time to time;

(ss)                              “NI 44-102” means National Instrument 44-102 — Shelf Distributions of the Canadian Securities Administrators, as amended from time to time;

(tt)                                “NYSE” means the New York Stock Exchange;

(uu)                          “NYSE Rules” means the rules of the NYSE;

(vv)                          “OFAC” has the meaning ascribed thereto in Section 11.1(x) hereof;

(ww)                      “Offering” has the meaning ascribed thereto in the first paragraph of this Agreement;

(xx)                          “Offering Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(yy)                          “OMERS” has the meaning ascribed thereto in the second paragraph of this Agreement;

(zz)                            “OMERS Investment” means the sale by BBU of the Units as described in the second paragraph of this Agreement;

(aaa)                   “Over-Allotment Closing Date” shall have the meaning ascribed thereto in Section 5.1 hereof;

(bbb)                   “Over-Allotment Closing Time” shall have the meaning ascribed thereto in Section 5.1 hereof;

(ccc)                      “Over-Allotment Option” shall have the meaning ascribed thereto in Section 5.1 hereof;

(ddd)                   “Preferred Units” means the preferred limited partnership units of BBU;

(eee)                      “Purchase Price” has the meaning ascribed thereto in the second paragraph of this Agreement;

(fff)                         “Qualifying Jurisdictions” means each of the provinces of Canada;

(ggg)                      “registration rights” has the meaning ascribed thereto in Section 11.1(nn) hereof;

(hhh)                   “Repayment Event” has the meaning ascribed thereto in Section 11.1(j) hereof;

(iii)                               “Representatives” has the meaning ascribed thereto in the first paragraph of this Agreement;

(jjj)                            “REUs” means the redemption-exchange units of BBLP;

(kkk)                   “Rules and Regulations” means the rules and regulations of the SEC;

(lll)                               “SEC” means the U.S. Securities and Exchange Commission;

(mmm)       “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereto;

(nnn)                   “Securities Commissions” means the securities commission or other securities regulatory authority in each of the Qualifying Jurisdictions;

(ooo)                   “SEDAR” means the System for Electronic Document Analysis and Retrieval administered by CDS Clearing and Depository Services Inc.;

(ppp)                   “Selected Financial Information” has the meaning ascribed thereto in Section 6.1(d) hereof;

(qqq)                   “standard term sheet” has the meaning ascribed thereto in NI 41-101;

(rrr)                            “Subsequent Disclosure Documents” means any financial statements, management proxy circulars, annual information forms, material change reports, filings with the SEC or other documents issued by BBU after the date of this Agreement which are incorporated by reference into the Supplemented Canadian Prospectus or the U.S. Prospectus;

(sss)                         “subsidiary” has the meaning set forth in Rule 405 under the Securities Act;

(ttt)                            “Supplemented Canadian Prospectus” means the Canadian Shelf Prospectus, as supplemented by the Canadian Supplement, as may be amended from time to time, together with all documents and information incorporated therein by reference relating to the qualification for distribution of the Units and Additional Units under the Canadian Securities Laws in all the Qualifying Jurisdictions through the Underwriters;

(uuu)                   “TD” means TD Securities Inc.

(vvv)                   “template version” has the meaning ascribed thereto in NI 41-101;

(www)             “TMX Group” has the meaning ascribed thereto in Section 22.1 hereof;

(xxx)                   “TSX” means the Toronto Stock Exchange;

(yyy)                   “Underwriters” has the meaning ascribed thereto in the first paragraph of this Agreement;

(zzz)                      “Underwriting Fee” means the fee to be paid to the Underwriters under this Agreement of $1.576 per Unit or Additional Unit, as applicable, subject to Section 2 hereof;

(aaaa)            “Underwriting Information” has the meaning ascribed thereto in Section 17.3 hereof;

(bbbb)            “Units” has the meaning ascribed thereto in the first paragraph of this Agreement;

(cccc)                “U.S. Base Prospectus” has the meaning ascribed thereto in Section 11.1(ff) hereof;

(dddd)            “U.S. Preliminary Prospectus” has the meaning ascribed thereto in Section 11.1(ff) hereof;

(eeee)                “U.S. Prospectus” has the meaning ascribed thereto in Section 11.1(ff) hereof;

(ffff)                    “U.S. Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units and the Additional Units, if any, as in the opinion of counsel for the Underwriters a prospectus relating to such Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of such Units by any Underwriter or dealer;

(gggg)                “U.S. Registration Statement” has the meaning ascribed thereto in Section 11.1(ff) hereof; and

(hhhh)            “U.S. Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the NYSE Rules.

(iiii)                            “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Other terms which are defined elsewhere in this Agreement have the meanings so ascribed.

2                                         Underwriting Fee

The Underwriting Fee payable by BBU to the Underwriters pursuant to the Offering shall be calculated based on all of the Units purchased hereunder.  The Underwriting Fee payable by BBU to the Underwriters pursuant to the Over-Allotment Option shall be calculated based on all of the Additional Units purchased hereunder.

3                                         Filing of Prospectuses

3.1                               BBU represents and warrants that:

(a)                                 BBU is qualified to file a prospectus in Canada in the form of a base shelf prospectus pursuant to the provisions of NI 44-102 for the distribution of the Units and the Additional Units; and

(b)                                 BBU has fulfilled all of the requirements to be fulfilled by BBU, including the filing of all continuous disclosure materials required to be filed in Canada pursuant to applicable Canadian Securities Laws, but excluding the preparation and filing of the Canadian Supplement, to enable the Units and the Additional Units to be offered for sale and sold to the public in all of the Qualifying Jurisdictions through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws.

3.2                               BBU shall:

(a)                                 file the Canadian Supplement (in the English and French languages, as appropriate) in form and substance satisfactory to the Underwriters, and file all other documents required under Canadian Securities Laws with the Securities Commissions not later than 10:00 p.m. (Toronto time) on June 21, 2019 (or such later date or dates as may be agreed to in writing by the Underwriters) and otherwise fulfill all legal requirements to enable the Units and the Additional Units to be offered and sold to the public in each of the Qualifying Jurisdictions through the Underwriters or any other investment dealer or broker registered in the applicable province in the Qualifying Jurisdictions;

(b)                                 file the U.S. Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; file promptly all reports and any other information required to be filed by BBU with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the U.S. Prospectus and for so long as the delivery of a prospectus is required in connection with the offer or sale of the Units and Additional Units;

(c)                                  pay the SEC registration fee for this Offering within the time period required by Rule 456(b)(1) under the Securities Act and in any event prior to the Closing Date; and

(d)                                 during the Distribution Period, qualify the Units for offer, sale and distribution under the securities or “blue sky” laws of such jurisdictions as the Representatives shall reasonably request, after prior consultation with BBU, and promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the Applicable Securities Laws and to continue to qualify the Units and the Additional Units for offer, sale and distribution or, in the event that the Units or the Additional Units have, for any reason, ceased so to qualify, to again qualify the Units and the Additional Units for offer, sale and distribution; provided, that in connection therewith BBU shall not, in any event, be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction.

4                                         Due Diligence

4.1                               During the Distribution Period, prior to the filing with any Securities Commissions or the SEC, as applicable, of any Subsequent Disclosure Documents, any amendment to the Canadian Shelf Prospectus or Canadian Supplement, or any amendment to the U.S. Registration Statement or the U.S. Prospectus, BBU shall have allowed the Underwriters and their counsel to participate fully in the preparation of, and to approve the form of, such documents and to have reviewed any documents incorporated by reference therein.

4.2                               During the Distribution Period, BBU shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfill their obligations as underwriters, including to comply with Applicable Securities Laws, and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Supplemented Canadian Prospectus and in any amendment thereto.

5                                         Over-Allotment Option

5.1                               BBU hereby grants to the Underwriters, in the respective percentages set forth in Section 19.1 hereof, an irrevocable option (the “Over-Allotment Option”) to purchase up to 1,314,000 Units (the “Additional Units”) for the purchase price of $39.40 per Additional Unit, being an aggregate purchase price of up to $51,771,600 (the “Additional Purchase Price”). If the Representatives, on behalf of the Underwriters, elect to exercise the Over-Allotment Option, the Representatives shall notify BBU in writing not later than 5:00 p.m. (Toronto time) on the 30th day after the Closing Date, which notice shall specify the number of Additional Units to be purchased by the Underwriters and the date (the “Over-Allotment Closing Date”) and time at which such Additional Units are to be purchased (the “Over-Allotment Closing Time”) which date shall be no earlier than three business days or later than five business days after the exercise of the Over-Allotment Option and, in any event, may not be earlier than the Closing Date.  Additional Units may be purchased solely for the purpose of covering over-allotments made in connection with the Offering, if any, and for market stabilization purposes.  If any Additional Units are purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Units as the Underwriters may determine) that bears the same proportion to the total number of Additional Units to be purchased as the number of Units being purchased by such Underwriter bears to the total number of Units purchased.

6                                         Delivery of Prospectuses and Related Documents

6.1                               Except as provided in Section 6.1(c) hereof, BBU shall deliver to the Underwriters’ counsel prior to or contemporaneously, as nearly as practicable, with the execution of this Agreement a copy of the following for each of the Underwriters and Underwriters’ counsel:

(a)                                 the Supplemented Canadian Prospectus in the English and French languages as filed with the Securities Commissions if such documents have not previously been delivered to Underwriters’ counsel;

(b)                                 all documents, in the English and French languages, incorporated by reference, or containing information incorporated by reference, into the Supplemented Canadian Prospectus, if such documents have not previously been delivered to the Underwriters’ counsel or made available on SEDAR;

(c)                                  any U.S. Preliminary Prospectus, the U.S. Prospectus and each Issuer Free Writing Prospectus as filed with the SEC (to the extent not previously delivered) to the Underwriters in New York City on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

(d)                                 required opinions of counsel addressed to BBU, the Underwriters, counsel to BBU and the Underwriters’ counsel, to the effect that the French version of the Supplemented Canadian Prospectus and the documents incorporated by reference therein, except for certain financial or statistical information (the “Selected Financial Information”), is in all material respects a complete and proper translation of the English version thereof;

(e)                                  an opinion of Deloitte LLP, auditors for BBU, addressed to BBU, the Underwriters, counsel for BBU and the Underwriters’ counsel, to the effect that the Selected Financial Information relating to BBU contained or incorporated by reference in the French version of the Supplemented Canadian Prospectus includes the same information and in all material respects carries the same meaning as the English language versions of such Selected Financial Information contained or incorporated by reference in the English version thereof;

(f)                                   a long-form “comfort letter” from Deloitte LLP dated as of the date hereof (with the requisite procedures to be completed by such auditors within two business days of the date hereof), addressed to the directors of BBU and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably, with respect to the financial statements and certain financial or statistical information relating to BBU contained or incorporated by reference in the Supplemented Canadian Prospectus, the U.S. Registration Statement, the Disclosure Package and the U.S. Prospectus;

(g)                                  an opinion of Deloitte LLP, auditors for Toshiba Nuclear Energy Holdings (US) Inc. and Toshiba Nuclear Energy Holdings (UK) Ltd. (collectively, “Westinghouse”), addressed to BBU, the Underwriters, counsel for BBU and the Underwriters’ counsel, to the effect that the Selected Financial Information relating to Westinghouse that was reviewed by Deloitte LLP contained or incorporated by reference in the French version of the Supplemented Canadian Prospectus includes the same information and in all material respects carries the same meaning as the English language versions of such Selected Financial Information contained or incorporated by reference in the English version thereof;

(h)                                 a long-form “comfort letter” from Deloitte LLP dated as of the date hereof (with the requisite procedures to be completed by such auditors within two business days of the date hereof), addressed to the directors of BBU and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably, with respect to the financial statements and certain financial or statistical information relating to Westinghouse contained or incorporated by reference in the Supplemented Canadian Prospectus, the U.S. Registration Statement, the Disclosure Package and the U.S. Prospectus;

(i)                                     an opinion of PricewaterhouseCoopers LLP, auditors for Westinghouse, addressed to BBU, the Underwriters, counsel for BBU and the Underwriters’ counsel, to the effect that the Selected Financial Information relating to Westinghouse that was audited by PricewaterhouseCoopers LLP contained or incorporated by reference in the French version of the Supplemented Canadian Prospectus includes the same information and in all material respects carries the same meaning as the English language versions of such Selected Financial Information contained or incorporated by reference in the English version thereof;

(j)                                    a long-form “comfort letter” from PricewaterhouseCoopers LLP dated as of the date hereof (with the requisite procedures to be completed by such auditors within two business days of the date hereof), addressed to the directors of BBU and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably, with respect to the financial statements and certain financial or statistical information relating to Westinghouse contained or incorporated by reference in the Supplemented Canadian Prospectus, the U.S. Registration Statement, the Disclosure Package and the U.S. Prospectus;

(k)                                 an opinion of PricewaterhouseCoopers LLP, auditors for Johnson Controls International plc (“Johnson Controls”), addressed to BBU, the Underwriters, counsel for BBU and the Underwriters’ counsel, to the effect that the Selected Financial Information relating to Johnson Controls contained or incorporated by reference in the French version of the Supplemented Canadian Prospectus includes the same information and in all material respects carries the same meaning as the English language versions of such Selected Financial Information contained or incorporated by reference in the English version thereof;  and

(l)                                     a long-form “comfort letter” from PricewaterhouseCoopers LLP dated as of the date hereof (with the requisite procedures to be completed by such auditors within two business days of the date hereof), addressed to the directors of Johnson Controls and to the Underwriters, in form and substance acceptable to the Underwriters, acting reasonably, with respect to the financial statements and certain financial or statistical information relating to Johnson Controls contained or incorporated by reference in the Supplemented Canadian Prospectus, the U.S. Registration Statement, the Disclosure Package and the U.S. Prospectus.

6.2                               The delivery by BBU to the Underwriters of the Supplemented Canadian Prospectus shall constitute a representation and warranty to the Underwriters by BBU that:

(a)                                 the information and statements contained or incorporated by reference in the Supplemented Canadian Prospectus (except any information and statements furnished in writing by the Underwriters for inclusion in the Supplemented Canadian Prospectus, it being understood and agreed that the only such information and statements are those described as “Underwriting Information” in Section 17.3) constitute full, true and plain disclosure of all material facts relating to BBU, the Units and the Additional Units; and

(b)                                 the Supplemented Canadian Prospectus does not contain a misrepresentation as defined under Canadian Securities Laws.

Such delivery shall also constitute the consent of BBU to the use of the Supplemented Canadian Prospectus by the Underwriters in connection with the distribution of the Units and the Additional Units, if any, in the Qualifying Jurisdictions.

6.3                               The delivery by BBU to the Underwriters of the Disclosure Package and the U.S. Prospectus shall constitute a representation and warranty to the Underwriters by BBU that the Disclosure Package or the U.S. Prospectus, as applicable, except with respect to any Underwriting Information (as defined in Section 17.3), does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such delivery shall also constitute the consent of BBU to the use of the Disclosure Package and the U.S. Prospectus by the Underwriters in connection with the distribution of the Units and the Additional Units.

6.4                               Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the U.S. Registration Statement or the U.S. Prospectus, BBU will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

6.5                               BBU will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

6.6                               BBU will make generally available to its security holders as soon as reasonably practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

7                                         Commercial Copies of Prospectuses

7.1                               BBU shall deliver to the Underwriters, as soon as practicable and in any event within two business days of the date of filing the Supplemented Canadian Prospectus with the Securities Commissions and the U.S. Prospectus with the SEC, the number of commercial copies of the Supplemented Canadian Prospectus in the English and French languages specified by the Underwriters in writing and the number of commercial copies of the U.S. Prospectus specified by the Underwriters in writing.

7.2                               BBU shall from time to time deliver to the Underwriters as soon as practicable the number of commercial copies of any amendment to the Supplemented Canadian Prospectus, or the U.S. Prospectus, which the Underwriters may from time to time request.

7.3                               During the U.S. Prospectus Delivery Period, BBU shall deliver, without charge, as many copies of the U.S. Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

8                                         Distribution of Units

8.1                               The Underwriters shall offer the Units and the Additional Units, if any, for sale to the public directly or through their respective broker-dealer affiliates, agents or banking and selling group members, in each case, only as permitted by and in compliance with Applicable Securities Laws upon the terms and conditions set forth in the Supplemented Canadian Prospectus, the U.S. Prospectus and in this Agreement.  Without limiting the generality of the foregoing, no Units will be offered for sale or sold in any province of Canada by any Underwriter or any banking or selling group member unless such Underwriter or banking or selling group member is duly registered as a dealer under the Canadian Securities Laws of such province in a category that permits the trade.  For the avoidance of doubt, (a) Manulife Securities Incorporated is not acting as an underwriter of the Units or Additional Units in any state or territory of the United States and no action on the part of Manulife Securities Incorporated in its capacity as an underwriter of the offering of Units or Additional Units in Canada will create any impression or support any conclusion that it is acting as an underwriter of the Units or Additional Units in any state or territory of the United States, and (b) Deutsche Bank Securities Inc. is not acting as an underwriter of the Units or Additional Units in any province or territory of Canada and no action on the part of Deutsche Bank Securities Inc. in its capacity as an underwriter of the offering of Units or Additional Units in the United States will create any impression or support any conclusion that it is acting as an underwriter of the Units or Additional Units in any province or territory of Canada.  Without the prior consent of BBU, the Underwriters will not solicit offers to purchase or sell the Units or the Additional Units so as to require registration of the Units or the Additional Units or filing of a prospectus, registration statement or other notice or document with respect to the distribution of the Units and the Additional Units under the laws of any jurisdiction other than the United States and the Qualifying Jurisdictions, or which could subject BBU to reporting obligations in any such jurisdiction or result in the listing of the securities of BBU on any exchange other than an exchange where such securities are listed as of the date hereof and will require each banking and selling group member to agree with the Underwriters not to so solicit or sell, provided that the Underwriters and the banking and selling groups may offer and sell Units and Additional Units outside of the Qualifying Jurisdictions and the United States if such offer and sale is conducted in compliance with the securities laws of such jurisdictions and either (i) with the prior consent of BBU or (ii) such offer and sale does not require BBU to file any prospectus or registration statement or other notice or similar document in connection with such offer and sale or subject BBU to reporting obligations in any jurisdiction or result in the listing of BBU’s securities on any exchange other than an exchange where such securities are listed as of the date hereof.  The Underwriters shall be entitled to assume that the Units and the Additional Units are qualified for distribution in any province within the Qualifying Jurisdictions unless the Underwriters receive notice to the contrary from BBU or the applicable Securities Commission.  An Underwriter will not be liable to BBU under this Section with respect to a default by another Underwriter or any banking and selling group member appointed by another Underwriter under this Section.

8.2                               Each of the Underwriters hereby severally represents, warrants and covenants and will require each banking and selling group member to represent, warrant and covenant to the Underwriters that: (a) other than the Canadian Supplement and the June 2019 Marketing Materials (modified as permitted by sections 9A.3(2) and 9A.3(3) of NI 44-102), it has not provided and will not without the prior written approval of BBU and the Representatives provide any information in respect of the Units or Additional Units to any potential investors of the Units or Additional Units resident in Canada including, without limitation: (i) marketing materials in respect of the Units or Additional Units; and (ii) a standard term sheet in respect of the Units or Additional Units; and (b) it will provide a copy of the Canadian Shelf Prospectus and any applicable shelf prospectus supplement and amendment that has been filed with any marketing materials (including the June 2019 Marketing Materials) that are provided to a potential investor of the Units or Additional Units resident in Canada.

8.3                               The Underwriters propose to offer the Units and Additional Units, if any, initially at the Offering Price.  After a reasonable effort has been made to sell all of the Units and Additional Units at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Units and Additional Units, if any, are offered, provided that the Units and Additional Units are not at any time offered at a price greater than the Offering Price; provided that such decrease in the Offering Price will not decrease the amount of the net proceeds of the Offering to BBU.

8.4                               The Underwriters shall use their reasonable best endeavours to terminate, and cause each banking and selling group member to terminate, the distribution of the Units and the Additional Units, if any, as promptly as possible.  Each of the Underwriters, within the Distribution Period, will notify the Representatives, and the Representatives will notify BBU, in writing, when distribution of the Units and the Additional Units, if any, has terminated.  Each of the Underwriters will notify the Representatives, and the Representatives will notify BBU, in writing, of the number of Units and Additional Units, if any, sold in each of the Qualifying Jurisdictions as soon as possible after the distribution of the Units and Additional Units, if any, has been completed, and in any event no later than 30 days following the date on which such distribution has been completed.

9                                         Material Change

9.1                               During the Distribution Period, BBU shall promptly notify the Underwriters in writing, with full particulars, of:

(a)                                 any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of BBU on a consolidated basis (other than a change disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus); or

(b)                                 any change in any matter covered by a statement contained or incorporated by reference in the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or an amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus; or

(c)                                  any material fact that arises or has been discovered that would have been required to be stated in the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus had that fact arisen or been discovered on or prior to the date of the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus, as the case may be, which change or fact is, or may be, of such a nature as to render the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation, as defined under Canadian Securities Laws, or which would result in any of such documents not complying in any material respect with any of the Applicable Securities Laws or which would result in any of such documents containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which change would reasonably be expected to have a significant effect on the market price or value of the Units and/or the Additional Units.  BBU shall in good faith discuss with the Underwriters any change in circumstances (actual or proposed within the knowledge of BBU) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section and, in any event, prior to making any filing referred to in Section 9.4.

9.2                               BBU will advise the Representatives promptly, and confirm such advice in writing: (i) when any amendment to the U.S. Registration Statement has been filed or becomes effective; (ii) when any supplement to the U.S. Prospectus or any Issuer Free Writing Prospectus or any amendment to the U.S. Prospectus has been filed; (iii) of any request by the SEC for any amendment to the U.S. Registration Statement or any amendment or supplement to the U.S. Prospectus or the receipt of any comments from the SEC relating to the U.S. Registration Statement or any other request by the SEC for any additional information; (iv) of the issuance by the SEC of any order suspending the effectiveness of the U.S. Registration Statement or preventing or suspending the use of any U.S. Preliminary Prospectus, any of the Disclosure Package or the U.S. Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the U.S. Prospectus Delivery Period as a result of which the U.S. Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the U.S. Prospectus, the Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by BBU of any notice of objection of the SEC to the use of the U.S. Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by BBU of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and BBU will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the U.S. Registration Statement, preventing or suspending the use of any U.S. Preliminary Prospectus, any of the Disclosure Package or the U.S. Prospectus or suspending any such qualification of the Units and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

9.3                               If during the U.S. Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the U.S. Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the U.S. Prospectus to comply with U.S. Securities Laws, BBU will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.4, file with the SEC and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the U.S. Prospectus as may be necessary so that the statements in the U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, be misleading or so that the U.S. Prospectus will comply with law.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with U.S. Securities Laws, BBU will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 6.4 above, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with U.S. Securities Laws.

9.4                               Subject to Section 4.1, BBU shall promptly comply with all applicable filing and other requirements, if any, under the Applicable Securities Laws arising as a result of any change referred to in Section 9.1 and shall prepare and file under all Applicable Securities Laws, with all possible dispatch, and in any event within any time limit prescribed under Applicable Securities Laws, any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus as may be required under Applicable Securities Laws during the Distribution Period.  BBU shall further promptly deliver to the Underwriters a copy for each of the Underwriters and the Underwriters’ counsel of each amendment to the Supplemented Canadian Prospectus in the English and French languages and each Subsequent Disclosure Document in the English and French languages as filed with the Securities Commissions, and of opinions and comfort letters with respect to each such amendment to the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus and Subsequent Disclosure Document substantially similar to those referred to in Section 6.1.

9.5                               The delivery by BBU to the Underwriters of any Subsequent Disclosure Document or any amendment to the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus shall constitute a representation and warranty to the Underwriters by BBU, with respect to such Subsequent Disclosure Document or the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus, as so amended by such amendment, and by each Subsequent Disclosure Document and each amendment to the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus previously delivered to the Underwriters, to the same effect as set forth in Sections 6.2(a) and (b) and Section 6.3.  Such delivery shall also constitute the consent of BBU to the use of the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, as amended or supplemented by any such document, by the Underwriters in connection with the distribution of the Units and the Additional Units in the Qualifying Jurisdictions and the United States, as applicable.

10                                  Closing

10.1                        At the Closing Time, BBU shall deliver to TD, on behalf of the Underwriters, the aggregate number of Units agreed to be purchased by the Underwriters pursuant to this Agreement in the form of an electronic deposit pursuant to the non-certificated issue system maintained by CDS, to the CDS instant deposit number as directed in writing by TD in sufficient time prior to the Closing Time, against payment by the Underwriters to BBU of the Purchase Price, net of the aggregate Underwriting Fee relating to the Units, by wire transfer pursuant to instructions provided by BBU to TD not less than 48 hours prior to the Closing Date.

10.2                        If applicable, at the Over-Allotment Closing Time, BBU shall deliver to TD, on behalf of the Underwriters, the aggregate number of Additional Units agreed to be purchased by the Underwriters pursuant to this Agreement in the form of an electronic deposit pursuant to the non-certificated issue system maintained by CDS, to the CDS instant deposit number as directed in writing by TD in sufficient time prior to the Closing Time, against payment by the Underwriters to BBU of the Additional Purchase Price, net of the aggregate Underwriting Fee relating to the Additional Units, by wire transfer pursuant to instructions provided by BBU to TD not less than 48 hours prior to the Over-Allotment Closing Date.

11                                  Representations, Warranties and Covenants of BBU

11.1                        BBU represents, warrants and covenants to the Underwriters that:

(a)                                 Compliance with Canadian Securities Laws.  BBU is a reporting issuer in each of the Qualifying Jurisdictions, is not in default under the Canadian Securities Laws, and is in compliance in all material respects with its timely disclosure obligations under Canadian Securities Laws and the requirements of the Exchanges.  No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of BBU has been issued or made by any Securities Commission, any other securities commission, stock exchange or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to the knowledge of BBU, are contemplated by any such authority.  Any request on the part of the Securities Commissions, such other securities commission, or stock exchange or other regulatory authority for additional information in connection with the Offering has been complied with in all material respects.  At the time the Canadian Supplement is filed with the Securities Commissions, and at all times subsequent thereto up to and including the last day on which Additional Units may be purchased under this Agreement, (A) the Supplemented Canadian Prospectus will comply in all material respects with the Canadian Securities Laws, and (B) the Supplemented Canadian Prospectus, any Subsequent Disclosure Documents and any amendment or supplement thereto, together with each document incorporated therein by reference, will constitute full, true and plain disclosure of all material facts relating to BBU taken as a whole, the Units and the Additional Units and will not contain a misrepresentation.  Each copy of the Supplemented Canadian Prospectus provided to the Underwriters by BBU was, or will be, identical to the version thereof filed electronically by BBU with the Securities Commissions on SEDAR.

(b)                                 Incorporated Documents.  Each document filed or to be filed with the Securities Commissions and incorporated or deemed to be incorporated by reference in the Supplemented Canadian Prospectus complied or will comply when so filed and at the Closing Time (and, if any Additional Units are purchased, at the Over-Allotment Closing Time) in all material respects with Canadian Securities Laws, and will not contain a misrepresentation.

(c)                                  Independent Accountants.  Deloitte LLP, who has audited the annual financial statements of BBU included and incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, are independent of BBU within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario and are independent registered chartered professional accountants, as required by the Securities Act and the Rules and Regulations.  Within the three years preceding the date hereof, there has not been any reportable event within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations with Deloitte LLP.

(d)                                 Financial Statements.  The financial statements of BBU included or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented

Canadian Prospectus, together with the related schedules, if any, and notes, present fairly the assets and liabilities, financial position, results of operations and cash flows of such entities at the dates and for the periods indicated and the related statements of operations, other comprehensive income, accumulated other comprehensive income, partnership capital and cash flows for the periods specified.  Said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein.  The selected consolidated financial data, the summary consolidated financial data and all operating data included or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or otherwise deemed to be a part thereof or included therein present fairly the information shown therein and the selected consolidated financial data and the summary consolidated financial data have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus.  There have been no changes in the assets or liabilities of BBU from the position thereof as set forth in the consolidated financial statements included or incorporated by reference in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or otherwise deemed to be a part thereof or included therein, except changes arising from transactions in the ordinary course of business which, in the aggregate, have not been material to BBU and except for changes that are disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus or the Supplemented Canadian Prospectus under the Securities Act and the Rules and Regulations or Canadian Securities Laws.

(e)                                  No Material Adverse Change in Business.  Except as disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, since the date of the most recent audited financial statements of BBU incorporated by reference in the U.S. Registration Statement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or any Subsequent Disclosure Documents, (A) there has been no change and there is no prospective change that would have a material adverse effect on the condition (financial or otherwise), results of operations or business of the BBU Entities, taken together as a single enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the BBU Entities other than those in the ordinary course of business, which are material with respect to the BBU Entities, taken together, as a single enterprise, and (C)  there has been no dividend or distribution of any kind declared (other than as publicly disclosed), paid or made by BBU on any class or series of its securities.

(f)                                   Good Standing of BBU.  Each of the BBU Entities is an entity validly existing as an entity in good standing under the laws of the jurisdiction of its creation, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or register would not result in a Material Adverse Effect.  All of the issued and outstanding units in the capital of or other equity interests in each BBU Entity have been duly authorized and validly issued and are fully paid and non-assessable, all of the issued and outstanding units in the capital of or other equity interests in each subsidiary that is wholly-owned by a BBU Entity is owned by such BBU Entity, in each case directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus.  Each BBU Entity owns that percentage of the outstanding units in the capital of or other equity interests in each subsidiary that is not wholly-owned as is set forth in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, and all such units or other equity interests owned by each BBU Entity are owned directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as disclosed therein; none of the outstanding units in the capital of or other equity interests in each of the subsidiaries was issued in violation of pre-emptive or other similar rights of any securityholder thereof.

(g)                                  Capitalization; Distributions.  The authorized capital of BBU consists of an unlimited number of Units, an unlimited number of Class A Preferred Units and an unlimited number of general partner units. As of June 19, 2019 approximately 66,096,771 Units (129,192,268 Units assuming the exchange of all of BAM’s REUs) and four general partner units were issued and outstanding as fully-paid and non-assessable units of BBU. All of the issued and outstanding Units and general partner units in the capital of BBU have been duly authorized and validly issued and are fully-paid and non-assessable and have been issued in compliance with all applicable U.S. and Canadian laws (except where the failure to do so would not have a Material Adverse Effect), and none of the outstanding Units or general partner units in the capital of BBU were issued in violation of the pre-emptive or other similar rights of any securityholder of BBU.  All distributions, including the distributions on all other securities of BBU ranking prior to or on a parity with the Units with respect to the payment of distributions in respect of periods ending on or prior to the date hereof have been declared and paid or set apart for payment.

(h)                                 Authorization of Agreement.  BBU has the power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by BBU.

(i)                                     Authorization and Description of Securities.  The Units and the Additional Units have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by BBU pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Units and the Additional Units conform to all statements relating thereto contained in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Units or Additional Units will be subject to personal liability solely by reason of being such a holder; and the issuance of the Units or Additional Units is not subject to the pre-emptive or other similar rights of any securityholder of BBU.

(j)                                    Absence of Defaults and Conflicts.  None of the BBU Entities is in violation of its limited partnership agreement, articles, charter or by laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which any of the BBU Entities is a party or by which it or any of them may be bound, or to which any of the BBU Entities or the property or assets of any of the BBU Entities is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated therein and in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus (including the authorization, issuance, sale and delivery of the Units and Additional Units and the use of the proceeds from the sale of the Units and the Additional Units as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus under the caption “Use of Proceeds”) and compliance by BBU with its obligations hereunder has been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the BBU Entities pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of or conflict with the provisions of the limited partnership agreement, charter or by laws of any of the BBU Entities, the resolutions of the general partner, unitholders, shareholders, directors or any committee of directors of any of the BBU Entities or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, domestic or foreign, or stock exchange having jurisdiction over any of the BBU Entities or any of their assets, properties or operations (except for such violations or conflicts that would not result in a Material Adverse Effect).  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the BBU Entities.

(k)                                 Absence of Labor Dispute.  No labor dispute with the employees of any of the BBU Entities exists or, to the knowledge of BBU, is imminent, and BBU is not aware of any existing or imminent labour disturbance by the employees of any of the BBU Entities’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(l)                                     Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending, or, to the knowledge of BBU, threatened, against or affecting any of the BBU Entities, which is required to be disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or the Subsequent Disclosure Documents, or which is reasonably likely to result in a Material Adverse Effect, or which is reasonably likely to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by BBU of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the BBU Entities is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus or the Subsequent Disclosure Documents, including ordinary routine litigation incidental to the business of any of the BBU Entities, are not reasonably likely to result in a Material Adverse Effect.

(m)                             Absence of Contracts, etc.  There are no contracts or documents which are required to be described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus which have not been so described.

(n)                                 Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by BBU of its obligations hereunder, in connection with the offer, issuance or sale of the Units and Additional Units hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been obtained, or as may be required, under Applicable Securities Laws or Exchange regulations (including, in the case of the listing of the Units and Additional Units, application to the Exchanges, extraterritorial registrations (except where the failure to do so would not have a Material Adverse Effect) and BBU fulfilling the requirements of the Exchanges in connection therewith).

(o)                                 Possession of Licenses and Permits.  Each of the BBU Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the BBU Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and none of the BBU Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification, withdrawal or termination of any Governmental Licenses held by others, known to BBU, that could lead to the revocation, suspension, modification, withdrawal or termination of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  To the knowledge of BBU, no party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing, or revoking the same in any material respect.

(p)                                 Title to Property.  Except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, each of the BBU Entities has good and marketable title to all of its material assets including all material licenses, free and clear of all mortgages, hypothecs, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever (other than mortgages, liens, charges, pledges, security interests and/or other encumbrances granted to its or its subsidiaries’ lenders or that have been provided in the ordinary course of business or that are customary given the nature of the assets and the business of each of the BBU Entities) which are material to each of the BBU Entities.

(q)                                 Environmental Laws.  Except as described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the BBU Entities is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the BBU Entities has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or, to the knowledge of BBU, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the BBU Entities and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the BBU Entities relating to Hazardous Materials or any Environmental Laws.

(r)                                    No Stabilization or Manipulation.  None of BBU, or to its knowledge, any of its officers, directors or affiliates, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Units.

(s)                                   Other Reports and Information.  There are no reports or information that, in accordance with the requirements of Securities Commissions, must be made publicly available in connection with the Offering that have not been or will not be made publicly available as required; no material change reports or other documents have been filed on a confidential basis with the Securities Commissions that remain confidential as of the date hereof; there are no documents required to be filed with the Securities Commissions in connection with the Offering that have not been, or will not be, filed as required; there are no contracts, documents or other materials required to be described or referred to in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus that are not described, referred to or filed as required.

(t)                                    Insurance.  Each of the BBU Entities carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as management believes is appropriate for an entity engaged in the business of the BBU Entities, and all such insurance is in full force and effect.  None of the BBU Entities has reason to believe that any of the BBU Entities will not be able to (A) renew existing insurance coverage as and when such policies expire; or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.  None of the BBU Entities has been denied any insurance coverage, which it has sought or for which it has applied.

(u)                                 Accounting Control.  Each of the BBU Entities maintains a system of internal accounting controls, which, on a consolidated basis, is sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The internal controls are, and upon consummation of the Offering will be, overseen by the Audit Committee (the “Audit Committee”) of the general partner of BBU (the “General Partner”) in accordance with the NYSE Rules.  BBU has not publicly disclosed or reported to the Audit Committee or the General Partner, and, within the next 135 days, BBU does not reasonably expect to publicly disclose or report to the Audit Committee or the General Partner a significant deficiency, material weakness, change in internal controls or fraud involving management or other employees who have a significant role in internal controls, any violation of, or failure to comply with, the U.S. Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(v)                                 Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of BBU or, to the knowledge of BBU, any of BBU’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, insofar as BBU is required to comply with the aforementioned act, rules and regulations.

(w)                               Payment of Taxes.  All United States federal and Canadian federal income tax returns and tax returns of foreign jurisdictions of the BBU Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect.  Each of the BBU Entities has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, provincial, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of the BBU Entities, except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect, and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The charges, accruals and reserves on the books of each of the BBU Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.  The statements set forth in the Disclosure Package, the U.S. Prospectus under the caption “Certain Material U.S. Federal Income Tax Considerations” and the Supplemented Canadian Prospectus under the caption “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment”, insofar as they purport to describe the tax consequences to holders of the ownership and disposition of the Units and the Additional Units or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, are a fair and accurate summary of the matters set forth therein.

(x)                                 OFAC.  None of the BBU Entities or their subsidiaries nor, to the knowledge of BBU, any director, officer, agent, employee, affiliate or person acting on behalf of a BBU Entity or any subsidiaries of a BBU Entity, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and none of the BBU Entities will directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, to the knowledge of BBU, is currently subject to any U.S. sanctions administered by OFAC.

(y)                                 Investment Company Act.  BBU is not and, after giving effect to the offer and sale of the Units and Additional Units, if any, and the application of the proceeds thereof as described in the Supplemented Canadian Prospectus, will not be required to register as an “investment company” as defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(z)                                  Foreign Private Issuer and SEC Foreign Issuer.  BBU is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(aa)                          Compliance with Laws.  Each of the BBU Entities and, to the knowledge of BBU, others who perform services on behalf of the BBU Entities in the performance of such services on behalf of the BBU Entities, have been and are in compliance with, and conduct their businesses in conformity with, all applicable U.S., Canadian and foreign federal, provincial, state and local laws, rules and regulations, standards, and all applicable rules, policies, ordinances, judgments, decrees, orders and injunctions of any court or governmental agency or body or the Exchanges, except where the failure to be in compliance or conformity would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the BBU Entities has received any notice citing action or inaction by any of the BBU Entities, or others who perform services on behalf of the BBU Entities, that would constitute non-compliance with any applicable U.S., Canadian or foreign federal, provincial, state or local laws, rules, regulations policies or standards to the extent such non-compliance reasonably could be expected to have a Material Adverse Effect; and, to the knowledge of BBU, other than as set forth in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, no prospective change in any applicable U.S., Canadian and foreign federal, provincial, state, or local laws, rules, regulations or standards has been adopted which, when made effective, would have a Material Adverse Effect.

(bb)                          Transfer Agent.  AST Trust Company (Canada) at its principal offices located at 1 Toronto Street, Suite 1200, Toronto, Ontario, M5C 2V6 and American Stock Transfer & Trust Company, LLC at its principal offices located at Operations Center, 6201 15th Avenue, Brooklyn, New York, 11219 have been duly appointed as co-registrar and co-transfer agents for BBU’s Units.

(cc)                            Director or Officer Loans.  Except as disclosed in documents incorporated by reference into the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, there are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by any of the BBU Entities, to or for the benefit of any of the officers or directors of any of the BBU Entities or any of their respective family members.

(dd)                          Off-Balance Sheet Arrangements.  There are no transactions, arrangements or other relationships between and/or among the BBU Entities, any of their affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could materially affect BBU’s liquidity or the availability of, or requirements for, its capital resources required to be described in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus which have not been described as required.

(ee)                            Exchange Listings.  BBU is in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual and all applicable corporate governance and other requirements contained in the listing agreement to which BBU and the NYSE are parties, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges.  BBU is in compliance with all applicable requirements of the TSX, except where the failure to be in compliance would not reasonably be expected to result in delisting or any suspension of trading or other privileges.  As of the Closing Date, the Units and the Additional Units (and any securities issuable upon the conversion thereof) will be conditionally approved for listing on the TSX and the NYSE subject to the satisfaction of the usual conditions imposed by the TSX and the NYSE.

(ff)                              Filing and Effectiveness of Registration Statement; Certain Defined Terms.  BBU has filed with the SEC an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form F-3 (No. 333-220346), including a related prospectus or prospectuses, covering the registration of the Units and the Additional Units, if any, under the Securities Act not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by BBU (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “U.S. Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Units and the Additional Units, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “U.S. Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Units and the Additional Units, if any, that is filed with the SEC and deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “U.S. Registration Statement”; the final prospectus supplement relating to the Units and the Additional Units, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act, including the Base Prospectus, is hereinafter called the “U.S. Prospectus”; any reference herein to the

U.S. Base Prospectus, the Disclosure Package, any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any reference to any amendment or supplement to the U.S. Base Prospectus, any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include any post-effective amendment to the U.S. Registration Statement, any prospectus supplement relating to the Units and the Additional Units, if any, filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the U.S. Base Prospectus, any U.S. Preliminary Prospectus, or the U.S. Prospectus, as the case may be; and any reference to any amendment to the U.S. Registration Statement shall be deemed to refer to and include any annual report of BBU filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the U.S. Registration Statement that is incorporated by reference in the U.S. Registration Statement).

(gg)                            Compliance with Securities Act Requirements.  At the time the U.S. Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), at the Bid Letter Time, the Applicable Time and on the Closing Date, the U.S. Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  On its date, at the time of filing the U.S. Prospectus pursuant to Rule 424(b) under the Securities Act and on the Closing Date, the U.S. Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding sentences do not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to BBU by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as “Underwriting Information” in Section 17.3 hereof.

(hh)                          No Order; U.S. Preliminary Prospectus.  No order preventing or suspending the use of any U.S. Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and each U.S. Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from any U.S. Preliminary Prospectus made in reliance upon and in conformity with written information furnished to BBU by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as “Underwriting Information” in Section 17.3 hereof.

(ii)                                  Disclosure Package; Issuer Free Writing Prospectuses.  The Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule B hereto does not conflict with the information contained in the U.S. Registration Statement, the Disclosure Package or the U.S. Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(jj)                                Incorporated Documents.  The documents incorporated by reference in the Disclosure Package and the U.S. Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the U.S. Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(kk)                          WKSI; Ineligible Issuer Status.  (A) (i) At the time of filing the U.S. Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time BBU or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Units in reliance on the exemption of Rule 163 under the Securities Act, BBU was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) (i) at the earliest time after the filing of the U.S. Registration Statement that BBU or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units and (ii) at the date of this Agreement, BBU was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(ll)                                  No Distribution of Other Offering Materials.  None of BBU or any of its subsidiaries has distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Units and the Additional Units, if any, will distribute any offering material in connection with the offer and sale of the Units and the Additional Units, if any, other than the June 2019 Marketing Materials, the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus or any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(mm)                  Fair Summaries.  The statements set forth in the Disclosure Package and the U.S. Prospectus under the caption “Description of the Units”, insofar as they purport to constitute a summary of the terms of the Units, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(nn)                          Registration Rights.  Except as disclosed in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, there are no contracts, agreements or understandings between BBU and any person granting such person the right to require BBU to file a registration statement under the Securities Act with respect to any limited partnership units of BBU owned or to be owned by such person or to require BBU to include such limited partnership units in the limited partnership units registered pursuant to a registration statement or in any limited partnership units being registered pursuant to any other registration statement filed by BBU under the Securities Act (collectively, “registration rights”), and any person to whom BBU has granted registration rights will have agreed at or prior to the Closing Date not to exercise such rights until after the expiration of the lock-up period referred to in Section 16.1 hereof.

(oo)                          No Unlawful Payments.  Each of BBU, its subsidiaries, its affiliates and their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and by its participation in the Offering will not violate, and BBU has instituted and maintains policies and procedures designed to ensure continued compliance by each of the foregoing with the following laws: (a) anti-bribery laws, including, but not limited to, any applicable law, rule, or regulation of any locality, including, but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 and the Corruption of Foreign Public Officials Act (Canada), each as amended, and the rules and regulations promulgated thereunder, or any other law, rule or regulation of similar purpose and scope; (b) anti-money laundering laws, including, but not limited to, applicable U.S. federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, and the rules and regulations promulgated thereunder, the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations promulgated thereunder, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder; and (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, as amended, and the rules and regulations promulgated thereunder, the Trading with the Enemy Act of 1917, as amended, and the rules and regulations promulgated thereunder, the United Nations Participation Act of 1945, as amended, and the rules and regulations promulgated thereunder, and the Syria Accountability and Lebanese Sovereignty Restoration Act of 2003, as amended, and the rules and regulations promulgated thereunder, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(pp)                          Representation of Officers.  Any certificate signed by any officer of the General Partner on behalf of BBU and delivered to the Underwriters or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by BBU, as to matters covered thereby, to each Underwriter.

(qq)                          Disclosure Controls and Procedures.  BBU maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to BBU and its subsidiaries is made known to BBU’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

12                                  Use of Proceeds

BBU will use the net proceeds from the Offering, the Brookfield Investment and the OMERS Investment in accordance with the description thereof under the heading “Use of Proceeds” in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus.

13                                  Conditions Precedent

13.1                        The following are conditions precedent to the obligation of the Underwriters to close the transaction contemplated by this Agreement, which conditions BBU covenants to exercise its best efforts to have fulfilled at or prior to the Closing Time and the Over-Allotment Closing Time (if applicable) and which conditions may be waived in writing in whole or in part by the Underwriters:

(a)                                 the Units and the Additional Units shall have attributes substantially as set forth in the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus;

(b)                                 at the Closing Time and the Over-Allotment Closing Time (if applicable), BBU shall have delivered to the Underwriters a certificate, dated the Closing Date or the Over-Allotment Closing Date, as applicable, signed on behalf of BBU by any two of its officers satisfactory to the Underwriters, acting reasonably, and certifying that:

(i)                  except as disclosed in or contemplated by the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus, or any amendments thereto:

(A)                               there has been, since March 31, 2019 and prior to the Closing Time (or the Over-Allotment Closing Time, as applicable), no material change (financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of BBU on a consolidated basis; and

(B)                               no transaction of a nature material to BBU on a consolidated basis has been entered into, directly or indirectly, by BBU since March 31, 2019;

(ii)               no order, ruling or determination (excluding temporary trading halts for the dissemination of information) having the effect of ceasing or suspending trading in any securities of BBU has been issued in the United States or any of the Qualifying Jurisdictions and, to the knowledge of BBU, no proceedings for such purpose are pending, contemplated or threatened;

(iii)            the representations and warranties of BBU contained herein are true and correct in all respects as of the Closing Time (or the Over-Allotment Closing Time, as applicable), with the same force and effect as if made at and as of the Closing Time (or the Over-Allotment Closing Time, as applicable); and

(iv)           BBU has complied with all terms and conditions of this Agreement to be complied with by it at or prior to the Closing Time (or the Over-Allotment Closing Time, as applicable),

and all such matters shall in fact be true at the Closing Time (or the Over-Allotment Closing Time, as applicable);

(c)                                  the Underwriters shall have received evidence satisfactory to them, acting reasonably, that the Units have been conditionally approved for listing on the TSX and the NYSE;

(d)                                 the Underwriters shall have received at the Closing Time (or the Over-Allotment Closing Time, as applicable) the letters of each of the auditors of BBU, Westinghouse and Johnson Controls, updating the applicable long-form “comfort letter” referred to in Section 6.1 to a date not more than two business days prior to the date of such letter, each such letter to be in form and content satisfactory to the Underwriters and their counsel, acting reasonably;

(e)                                  at the Closing Time (or the Over-Allotment Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion and 10b-5 negative assurance letter, dated the Closing Date or the Over-Allotment Closing Date, as applicable, on behalf of BBU from Torys LLP, BBU’s U.S. and Canadian legal counsel, addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters.  In connection with such opinions, Torys LLP may rely on the opinions of local counsel acceptable to counsel to the Underwriters, as to form, substance and choice of counsel, acting reasonably, as to matters governed by laws of jurisdictions other than the laws of the Province of Ontario, the Province of Alberta, the laws of the State of New York and the federal laws of the United States, and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers of BBU, and others;

(f)                                   at the Closing Time (or the Over-Allotment Closing Time, as applicable), the Underwriters shall have received favorable legal opinions, dated the Closing Date or the Over-Allotment Closing Date, as applicable, on behalf of BBU from local counsel in each Qualifying Jurisdiction other than the Province of Ontario and the Province of Alberta acceptable to counsel for the Underwriters, acting reasonably, addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(g)                                  at the Closing Time (or the Over-Allotment Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion, dated the Closing Date or the Over-Allotment Closing Date, as applicable, on behalf of BBU from Appleby (Bermuda) Limited addressed to the Underwriters and their counsel with respect to such matters as may reasonably be requested by the Underwriters;

(h)                                 at the Closing Time (or the Over-Allotment Closing Time, as applicable), the Underwriters shall have received a favorable legal opinion and 10b-5 negative assurance letter, dated the Closing Date or the Over-Allotment Closing Date, as applicable, from their U.S. counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and a favorable legal opinion from their Canadian counsel, Goodmans LLP, with respect to such matters as the Underwriters may reasonably request;

(i)                                     at the Closing Time (or the Over-Allotment Closing Time, as applicable), the Underwriters shall have received the appropriate legal opinions, dated the Closing Date or the Over-Allotment Closing Date, as applicable, addressed to the Underwriters and their counsel, as to compliance with the laws of Québec relating to the use of the French language, which required opinions shall be in form and substance satisfactory to the Underwriters’ counsel, acting reasonably;

(j)                                    at the Closing Time (or the Over-Allotment Closing Time, as applicable), BBU shall have delivered evidence that BBU is a “reporting issuer” and is not listed as in default of any requirements of the Canadian Securities Laws, or its equivalent, in each of the Qualifying Jurisdictions;

(k)                                 no order suspending the effectiveness of the U.S. Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) under the Securities Act or pursuant to Section 8A of the Securities Act, shall be pending before or threatened by the SEC; the U.S. Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3.2 hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

(l)                                     at or prior to the Closing Time, BBLP shall have entered into a binding subscription agreement with BAM pursuant to which BAM shall have agreed to purchase, at the Closing Time, 6,610,000 REUs at a purchase price per REU equal to the Offering Price (net of the Underwriting Fee) and the sale of such REUs shall have been completed at or prior to the Closing Time; and

(m)                             at or prior to the Closing Time, BBU shall have entered into a binding subscription agreement with OMERS pursuant to which OMERS shall have agreed to purchase, at the Closing Time, 5,077,000 Units at a purchase price per Unit equal to the Offering Price and the sale of such Units shall have been completed at or prior to the Closing Time.

14                                  Termination

14.1                        In addition to any other remedies which may be available to the Underwriters, any Underwriter shall be entitled, at its option, to terminate and cancel its obligations under this Agreement, without any liability on their or its part, in the following circumstances:

(a)                                 Regulatory Proceeding Out.  if, after the Bid Letter Time and prior to the Closing Time, an inquiry, action, suit, investigation or other proceeding is commenced or threatened or any order is made or issued under or pursuant to any law of Canada or the United States or by any other regulatory authority or stock exchange (except any such proceeding or order based solely upon the activities of any of the Underwriters), or there is any change of law or the interpretation or administration thereof, which in such Underwriter’s opinion, acting reasonably, would prevent, suspend, delay, restrict or adversely affect the trading in or the distribution of the Units or any other securities of BBU in any of the Qualifying Jurisdictions or in the United States; or

(b)                                 Disaster Out.  if, after the Bid Letter Time and prior to the Closing Time, there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence or any action, governmental law or regulation, enquiry or other occurrence of any nature whatsoever which, in such Underwriter’s sole opinion in its absolute discretion, acting reasonably, might be expected to have a significant adverse effect on the market price or value of the Units, including, without limitation, the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or the occurrence of any other calamity or crisis in the United States, Canada or elsewhere; or

(c)                                  Material Change.  if, after the Bid Letter Time and prior to the Closing Time, there should occur, be discovered by the Underwriters or be announced by BBU, any material change or a change in any material fact which results or, in the sole opinion of such Underwriter, acting reasonably, might be expected to result, in the purchasers of a material number of Units exercising their right under applicable legislation to withdraw from their purchase of Units or, in the sole opinion of such Underwriter, might reasonably be expected to have a significant adverse effect on the market price or value of the Units or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the Closing Date or the Over-Allotment Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus; or

(d)                                 Financial Market Out.  if there is a suspension or material limitation in trading in securities generally on any of the Exchanges, a suspension or material limitation in trading in BBU’s securities on any of the Exchanges or a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States which, in each such instance, the effect is such as to make it, in the judgment of such Underwriter, acting reasonably, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the Closing Date or the Over-Allotment Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the U.S. Prospectus and the Supplemented Canadian Prospectus.

14.2                        The rights of termination contained in Section 14.1 may be exercised by any Underwriter giving written notice thereof to BBU and the Representatives at any time prior to the Closing Time and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by BBU in respect of any of the matters contemplated by this Agreement or otherwise.  In the event of any such termination, there shall be no further liability or obligation on the part of the Underwriters to BBU or on the part of BBU to the Underwriters, except in respect of any liability or obligation under any of Sections 17 and 18 which will remain in full force and effect.

15                                  Conditions

15.1                        All terms and conditions of this Agreement shall be construed as conditions and any material breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle any of the Underwriters to terminate their obligation to purchase the Units by notice in writing to that effect given to BBU at or prior to the Closing Time.  The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on an Underwriter any such waiver or extension must be in writing and signed by such Underwriter.

16                                  Restrictions on Further Issues or Sales

16.1                        Neither BBU nor any of its subsidiaries will, nor will any of them announce any intention to, directly or indirectly, for a period commencing on the date hereof and ending 90 days after the date hereof, without the prior written consent of the Representatives, acting reasonably, (i) offer or sell, or enter into an agreement to offer or sell any Units or other securities of BBU, or securities convertible into, exchangeable for, or otherwise exercisable into, any Units or other securities of BBU, other than (A) the issuance of REUs pursuant to the Brookfield Investment; (B) for purposes of directors’, officers’ or employee incentive plans; (C) to satisfy existing BBU instruments issued at the date hereof; (D) Units issued in connection with an arm’s-length acquisition, merger, consolidation or amalgamation with any company or companies as long as the party receiving such Units agrees to be similarly restricted; (E) the issuance of Units pursuant to the redemption of outstanding REUs; (F) debt securities or Preferred Units not convertible into Units; or (G) the issuance of Units pursuant to the OMERS Investment, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units of BBU.

16.2                        BAM also agrees not to offer, sell, contract to sell or otherwise dispose of any Units or REUs (other than to an affiliate), agree to become bound to do so, or disclose to the public any intention to do so for a period commencing on the date hereof and ending 90 days after the date hereof, without the prior written consent of the Representatives, acting reasonably.

17                                  Indemnification

17.1                        BBU shall indemnify and hold harmless each of the Underwriters (which term, for the purpose of this Section shall be deemed to include affiliates of the Underwriters) and the Underwriters’ directors, officers and employees and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for the purposes of this Section 17, the “Indemnified Underwriter Parties”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Units), costs, damages and expenses (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, in any way caused by or arising directly or indirectly from or in consequence of:

(a)                                 any breach of or default under any representation, warranty, covenant or agreement of BBU in this Agreement or any other document delivered pursuant hereto or thereto, or the failure of BBU to comply with any of its obligations hereunder or thereunder;

(b)                                 any information or statement in the Disclosure Package, the U.S. Prospectus, the Supplemented Canadian Prospectus and any Subsequent Disclosure Document, or any amendments thereto or any other material filed in compliance or intended compliance with Applicable Securities Laws being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any information;

(c)                                  any untrue statement or alleged untrue statement of a material fact contained in the U.S. Registration Statement (or any amendment thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d)                                 any untrue statement or alleged untrue statement of a material fact included in the U.S. Base Prospectus, any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or any other material filed in compliance or intended compliance with Applicable Securities Laws, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)                                  BBU not complying with any requirement of Applicable Securities Laws, or any breach or violation or alleged breach or violation of any Applicable Securities Laws or other applicable securities legislation of any jurisdiction; or

(f)                                   any order made or any inquiry, investigation, or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange, or other competent authority (except any such proceeding or order based solely upon the activities of any of the Underwriters) or any change of law or the interpretation or administration thereof which operates to prevent or restrict the trading in or the distribution of the Units, the Additional Units, or any other securities of BBU in any of the Qualifying Jurisdictions;

provided that BBU shall cease to be liable for indemnification under this Section 17.1 in respect of any liabilities, claims, demands, losses, costs, damages and expenses that arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact or any omission or alleged omission of a material fact made in the U.S. Base Prospectus, any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or in any other material so filed in reliance upon and in conformity with information in respect of any of the Underwriters furnished in writing to BBU by the Underwriters through the Representatives specifically for inclusion in such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the “Underwriting Information”

described in Section 17.3 below.  The rights of indemnity contained in this Section 17.1 in respect of a claim based on a misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission in the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Supplemented Canadian Prospectus shall not apply if BBU has complied with Section 7.1 and, if applicable, Sections 7.2 and 9.3 and the person asserting such claim was not provided with a copy of the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Supplemented Canadian Prospectus (which is required under the Canadian Securities Laws to be delivered to such person by the Underwriters) which corrects such misrepresentation, falsehood or omission or alleged misrepresentation, falsehood or omission.

17.2                        If any of the Indemnified Underwriter Parties incurs or suffers any loss, claim, demand, damage, cost, expense or liability (other than loss of profit) caused by or arising directly or indirectly by reason of any circumstance described in Section 17.1 in respect of which BBU would be obligated to indemnify pursuant to that Section and is indemnified (pursuant to a legal obligation or otherwise) in respect thereof by any of the Underwriters, then such of the Underwriters who provided such indemnity shall be protected and indemnified by BBU to the extent thereof.  It is intended that the rights to indemnity provided in Section 17.1 be held in trust by the Underwriters for the benefit of the Indemnified Underwriter Parties other than the Underwriters.

17.3                        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless BBU and each of their directors and officers who signed the U.S. Registration Statement or the Supplemented Canadian Prospectus and each person who controls BBU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (for the purposes of this Section 17, together with the Indemnified Underwriter Parties, the “Indemnified Parties”) to the same extent as the indemnity set forth in 17.1(c)  and (d) above, but only with respect to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission made in reliance upon and in conformity with written information furnished to BBU by any Underwriter through the Representatives expressly for use in the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Disclosure Package, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document or any amendment to the Supplemented Canadian Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the heading “Underwriting” in the U.S. Preliminary Prospectus and the U.S. Prospectus furnished on behalf of each Underwriter: the information related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids contained in the eleventh, twelfth and thirteenth paragraphs thereunder (the “Underwriting Information”).

17.4                        In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 17.1 and 17.2 are unavailable, in whole or in part, for any reason to an Indemnified Underwriter Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, BBU shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Underwriter Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)                                 in such proportion as is appropriate to reflect the relative benefits received by BBU on the one hand and the Underwriters on the other hand from the offering of the Units and Additional Units, if any; or

(b)                                 if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of BBU, on the one hand, and the Underwriters, on the other hand, in connection with the matters or things referred to in Section 17.1 which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations, provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received.  The relative benefits received by BBU, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same ratio as the total proceeds from the offering of the Units and Additional Units, if any (net of the Underwriting Fee payable to the Underwriters but before deducting expenses), received by BBU is to the Underwriting Fee received by the Underwriters.  The relative fault of BBU on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the matters or things referred to in Section 17.1 that resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of BBU or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 17.1.  The amount paid or payable by an Indemnified Underwriter Party as a result of the liabilities, claims, demands, losses, costs, damages and expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Underwriter Party in connection with investigating or defending any such liabilities, claims, demands, losses, costs, damages and expenses, whether or not resulting in an action, suit, proceeding or claim.  The parties agree that it would not be just and equitable if contribution pursuant to this Section 17.4 were determined by any method of allocation which does not take into account the equitable considerations referred to in this Section 17.4.  Notwithstanding the provisions of this Section 17.4, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units and Additional Units, if any, exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 17.4 are several in proportion to their respective purchase obligations hereunder and not joint.

17.5                        If any claim contemplated by this Section 17 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify BBU or the Underwriters, as applicable (referred to interchangeably for purposes of this Section 17 as the “Indemnifying Party”) of the nature of such claim (provided that any failure to so notify promptly shall relieve the Indemnifying Party of liability under this Section 17 only to the extent that such failure prejudices the ability of the Indemnifying Party to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim.  Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any Indemnified Party in respect of any Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.  An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties).  The Indemnifying Party shall not be liable for any settlement of any action or suit effected without its written consent.  It is the intention of BBU to constitute each of the Underwriters as trustees for the Underwriters’ directors, officers, employees, affiliates and persons who control any of the Underwriters, of the covenants of BBU under Section 17.1 with respect to the Indemnified Parties and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

17.6                        BBU waives all right of contribution by statute or common law which it may have against the Underwriters in respect of losses, claims, costs, damages or liabilities which it may sustain as a direct or indirect consequence of the U.S. Base Prospectus, any U.S. Preliminary Prospectus, the Disclosure Package, the U.S. Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Supplemented Canadian Prospectus, any Subsequent Disclosure Document, any amendment to the Supplemented Canadian Prospectus or any other document containing or being alleged to contain a misrepresentation, provided that such right against any one of the Underwriters is not waived in respect of losses, claims, demands, costs, damages, expenses or liabilities sustained as a direct or indirect consequence of the Supplemented Canadian Prospectus or any other document containing a misrepresentation of which such Underwriter was aware of at the time it signed the Supplemented Canadian Prospectus or any amendment to the Supplemented Canadian Prospectus or a misrepresentation made in reliance upon and in conformity with information in respect of the Underwriters furnished to BBU by the Underwriters specifically for use in the preparation of the Supplemented Canadian Prospectus or other document.

17.7                        The rights provided in this Section 17 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

18                                  Expenses

18.1                        Whether or not the Offering is completed, BBU will be responsible for all expenses of or incidental to the creation, issue, delivery and marketing of the Offering, including without limitation, all reasonable fees and disbursements of BBU’s legal counsel, all fees and disbursements of auditors, prospectus filing fees, rating agency fees and all expenses related to marketing activities and printing costs; provided, however, that the Underwriters will be responsible for their “out of pocket” expenses and the fees and disbursements of the Underwriters’ legal counsel.  If the Offering is terminated, other than by reason of a default of one of the Underwriters, BBU shall reimburse the Underwriters for any and all expenses reasonably incurred by them.

19                                  Several Obligations

19.1                        The obligations of the Underwriters to purchase the Units and Additional Units, if any, shall be several and not joint, and the percentage of the Units and the Additional Units, if any, that each of the Underwriters shall be severally obligated to purchase is as follows:

TD	16.0%
Scotia Capital Inc.	16.0%
BMO Nesbitt Burns Inc.	10.0%
Credit Suisse Securities (Canada), Inc.	10.0%
HSBC Securities (Canada) Inc.	10.0%
CIBC World Markets Inc.	6.0%
RBC Dominion Securities Inc.	6.0%
Citigroup Global Markets Canada Inc.	5.0%
Barclays Capital Canada Inc.	3.0%
Deutsche Bank Securities Inc.	3.0%
J.P. Morgan Securities Canada Inc.	3.0%
Merrill Lynch Canada Inc.	3.0%
Morgan Stanley Canada Limited	3.0%
National Bank Financial Inc.	3.0%
Brookfield Financial Securities LP	1.0%
Desjardins Securities Inc.	1.0%
Manulife Securities Incorporated	1.0%
Total	100.0%

For the avoidance of doubt, (a) Manulife Securities Incorporated will only distribute the Units and the Additional Units, if any, outside of the United States, and (b) Deutsche Bank Securities Inc. will only distribute the Units and the Additional Units, if any, outside of Canada.

The respective purchase obligations of the Underwriters with respect to the Units and the Additional Units, if any, shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

19.2                        If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Units or Additional Units at the Closing Time or the Over-Allotment Closing Time, as applicable, and the number of Units or Additional Units not purchased is less than or equal to 6.1% of the aggregate number of Units or Additional Units agreed to be purchased by the Underwriters pursuant to this Agreement, each of the other Underwriters shall be obligated to purchase severally and not jointly, the Units or Additional Units not taken up, on a pro rata basis or as they may otherwise agree as between themselves.

19.3                        If one or more of the Underwriters shall fail or refuse to purchase its applicable percentage of the Units or Additional Units, if any, at the Closing Time or the Over-Allotment Closing Time, as applicable, and the number of Units or Additional Units, if any, not purchased is greater than 6.1% of the aggregate number of Units or Additional Units agreed to be purchased by the Underwriters pursuant to this Agreement, those of the Underwriters who shall be willing and able to purchase their respective percentage of the Units or Additional Units, if any, shall have the right, but not the obligation, to purchase severally the Units or Additional Units not taken up, on a pro rata basis or as they may otherwise agree as between themselves.  In the event that such right is not exercised, the Underwriter or Underwriters that are willing and able to purchase its or their respective percentage of the Units or Additional Units shall be relieved, without liability, of its or their obligations to purchase its or their respective percentage of the Units or Additional Units, if any, on submission to BBU of reasonable evidence of its or their ability and willingness to fulfill its or their obligations under this Agreement at the Closing Time or the Over-Allotment Closing Time, as applicable.

19.4                        Notwithstanding anything contained in Sections 19.2 or 19.3, nothing in this Section 19 shall oblige BBU to sell to the Underwriters less than all of the Units.  In addition, nothing contained in Sections 19.2 or 19.3 shall relieve from responsibility to BBU any one of the

Underwriters who shall default in its obligation to purchase its respective percentage of the Units.

20                                  Authority of the Representatives

20.1                        All steps which must or may be taken by the Underwriters in connection with this Agreement, with the exception of any waiver of a material condition precedent pursuant to Section 13, any notice of termination pursuant to Section 14, any settlement of an indemnified claim pursuant to Section 17 and any agreement to amend this Agreement, may be taken by the Representatives on the Underwriters’ behalf, after consultation with the other Underwriters, and this is the authority to BBU and BAM for accepting notification of any such steps from the Representatives on their behalf without any further investigation or inquiry.

21                                  Notices

21.1                        Any notices or other communication that may be required or desired to be given pursuant to this Agreement may be given in writing by telecopier or by hand delivery, delivery or other charges prepaid, and:

(a)                                 in the case of notice to BBU, be addressed to:

Brookfield Business Partners L.P.
73 Front Street, 5th Floor
Hamilton, HM 12
Bermuda

Attention:                                         Corporate Secretary
Telecopy:                                          (441) 296-4475

with a copy (which shall not constitute notice) to:

Torys LLP
79 Wellington St. W
30th Floor
Toronto, Ontario M5K 1N2

Attention:                                         Karrin Powys-Lybbe
Telecopy:                                          (416) 865-7829

(b)                                 in the case of notice to BAM, be addressed to:

Brookfield Asset Management Inc.
Brookfield Place, Suite 300
181 Bay Street
Toronto, Ontario M5J 2T3

Attention:                                         Karly Dyck
Telecopy:                                          (416) 363-2856

with a copy (which shall not constitute notice) to:

Torys LLP
79 Wellington St. W
30th Floor
Toronto, Ontario M5K 1N2

Attention:                                         Karrin Powys-Lybbe
Telecopy:                                          (416) 865-7829

(c)                                  in the case of notice to the Underwriters, be addressed to:

TD Securities Inc.

Attention:                                         Lindsay Scott
Telecopy:                                          (416) 983-3176

- and -

Scotia Capital Inc.

Attention:                                         Nigel Smith

Telecopy:                                          (416) 863-7117

- and -

BMO Nesbitt Burns Inc.

Attention:                                         Jeff Watchorn

Telecopy:                                          (416) 359-7300

- and -

Credit Suisse Securities (Canada), Inc.

Attention:                                         Ram Amarnath
Telecopy:                                          (416) 352-0966

- and —

HSBC Securities (Canada) Inc.

Attention:                                         Jay Lewis
Telecopy:                                          (416) 868-3817

- and -

CIBC World Markets Inc.

Attention:                                         Melissa Li
Telecopy:                                          (416) 594-7226

- and -

RBC Dominion Securities Inc.

Attention:                                         Claire Sturgess
Telecopy:                                          (416) 842-7650

- and -

Citigroup Global Markets Canada Inc.

Attention:                                         Grant Kernaghan
Telecopy:                                          (877) 286-7139

- and -

Barclays Capital Canada Inc.

Attention:                                         Erik Charbonneau
Telecopy:                                          (416) 863-8925

- and -

Deutsche Bank Securities Inc.

Attention:                                         Equity Capital Markets — Syndication Desk
Telecopy:                                          (212) 797-9344
and to:
Attention:                                         General Counsel
Telecopy:                                          (212) 797-4564

- and -

J.P. Morgan Securities Canada Inc.

Attention:                                         David Rawlings
Telecopy:                                          (877) 585-5287

- and -

Merrill Lynch Canada Inc.

Attention:                                         Eric Giroux
Telecopy:                                          (416) 369-2106

- and -

Morgan Stanley Canada Limited

Attention:                                         Richard Tory
Telecopy:                                          (416) 943-8673

- and -

National Bank Financial Inc.

Attention:                                         Maude Leblond

Telecopy:                                          (514) 390-7810

- and -

Brookfield Financial Securities LP

Attention:                                         Mark Murski

Telecopy:                                          (416) 956-5201

- and -

Desjardins Securities Inc.

Attention:                                         Andrew Kennedy

Telecopy:                                          (416) 861-9992

- and -

Manulife Securities Incorporated

Attention:                                         Stephen Arvanitidis

Telecopy:                                          (416) 360-3910

with copies (which shall not constitute notice) to:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, Ontario
M5H 2S7

Attention:                                         Lawrence Chernin and Allan Goodman
Telecopy:                                          (416) 979-1234

- and -

Skadden, Arps, Slate, Meagher & Flom LLP
222 Bay Street, Suite 1750
P.O. Box 258
Toronto, Ontario
M5K 1J5

Attention:                                         Riccardo Leofanti
Telecopy:                                          (416) 777-4791

Any such notice or other communication shall be deemed to be given at the time telecopied or delivered, if telecopied or delivered to the recipient on a business day (in Toronto, Ontario) and before 5:00 p.m. (Toronto time) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (Toronto time) on the next following business day (in Toronto, Ontario).

22                                  Relationship of Underwriters with TMX Group Limited

22.1                        Each of CIBC World Markets Inc., National Bank Financial Inc. and Manulife Securities Incorporated or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (“TMX Group”) and each of CIBC World Markets Inc. and National Bank Financial Inc. or an affiliate thereof has a nominee director serving on the TMX Group’s board of directors.  As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange.  No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

23                                  Miscellaneous

23.1                        In connection with the distribution of the Units and the Additional Units, if any, the Underwriters and members of their selling group (if any) may, in conformity with all applicable laws, over-allot or effect transactions which stabilize or maintain the market price of the Units at levels above those which might otherwise prevail on the open market in compliance with Applicable Securities Laws.  Such stabilizing transactions, if any, may be discontinued at any time.

23.2                        The representations and warranties contained in this Agreement or in documents submitted pursuant to this Agreement and in connection with the transactions contemplated hereby shall survive the purchase by the Underwriters of the Units and the Additional Units, if any, and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Units and Additional Units, if any; provided that with respect to any action brought in any court of competent jurisdiction in Canada such representations and warranties shall continue in full force and effect for three years from such date of the issuance of the Units and the Additional Units, if any.

23.3                        Time shall be of the essence of this Agreement.

23.4                        This Agreement may be executed in several counterparts by facsimile or electronic PDF copy, each of which when so executed shall be deemed to be an original but which together will constitute one and the same agreement.

23.5                        This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

23.6                        If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

23.7                        This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

23.8                        Each of BBU and BAM hereby submits to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of BBU and BAM irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York and the federal and provincial courts in the Province of Ontario and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  Each of BBU and BAM irrevocably appoints Torys LLP as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to BBU or BAM, as applicable, by the person serving the same to the address provided in Section 21.1(a) or 21.1(c), as applicable, shall be deemed in every respect effective service of process upon BBU or BAM, as applicable, in any such suit or proceeding.  Each of BBU and BAM further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

23.9                        BBU acknowledges and agrees that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the offering price of the Units and the Additional Units, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between BBU, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of BBU or its unitholders, shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of BBU with respect to the Offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising BBU on other matters) and no Underwriter has any obligation to BBU with respect to the Offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of BBU, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and BBU has consulted its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

23.10                 BBU, BAM and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23.11                 The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24                                  Recognition of the U.S. Special Resolution Regimes

24.1                        In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

24.2                        In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[Signature Pages Follow]

Please confirm your acceptance of this offer by signature of an authorized officer or officers in the space set forth below.

Yours very truly,

TD SECURITIES INC.

Per:	/s/ Lindsay Scott
	Name:	Lindsay Scott
	Title:	Director

SCOTIA CAPITAL INC.

Per:	/s/ Nigel Smith
	Name:	Nigel Smith
	Title:	Director

BMO NESBITT BURNS INC.

Per:	/s/ Jeff Watchorn
	Name:	Jeff Watchorn
	Title:	Vice Chair

CREDIT SUISSE SECURITIES (CANADA), INC.

Per:	/s/ Ram Amarnath
	Name:	Ram Amarnath
	Title:	Managing Director

HSBC SECURITIES (CANADA) INC.

Per:	/s/ Casey Coates
	Name:	Casey Coates
	Title:	Managing Director

[Signature page to the Underwriting Agreement]

CIBC WORLD MARKETS INC.

Per:	/s/ Melissa Li
	Name:	Melissa Li
	Title:	Managing Director & Head, Private Capital

RBC DOMINION SECURITIES INC.

Per:	/s/ Claire Sturgess
	Name:	Claire Sturgess
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS CANADA INC.

Per:	/s/ Grant Kernaghan
	Name:	Grant Kernaghan
	Title:	Chairman and CEO, CGMCI

BARCLAYS CAPITAL CANADA INC.

Per:	/s/ Erik Charbonneau
	Name:	Erik Charbonneau
	Title:	Managing Director

[Signature page to the Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

Per:	/s/ Benjamin Darsney
	Name:	Benjamin Darsney
	Title:	Director

Per:	/s/ Joseph Passaro
	Name:	Joseph Passaro
	Title:	Director

J.P. MORGAN SECURITIES CANADA INC.

Per:	/s/ David Rawlings
	Name:	David Rawlings
	Title:	Managing Director

MERRILL LYNCH CANADA INC.

Per:	/s/ Gaylen Duncan
	Name:	Gaylen Duncan
	Title:	COO, Merrill Lynch Canada

MORGAN STANLEY CANADA LIMITED

Per:	/s/ Richard Tory
	Name:	Richard Tory
	Title:	Managing Director

NATIONAL BANK FINANCIAL INC.

Per:	/s/ Joe Kulic
	Name:	Joe Kulic
	Title:	Managing Director

[Signature page to the Underwriting Agreement]

BROOKFIELD FINANCIAL SECURITIES LP

Per:	/s/ Mark Murski
	Name:	Mark Murski
	Title:	Managing Partner

DESJARDINS SECURITIES INC.

Per:	/s/ Andrew Kennedy
	Name:	Andrew Kennedy
	Title:	Managing Director

MANULIFE SECURITIES INCORPORATED

Per:	/s/ Stephen Arvanitidis
	Name:	Stephen Arvanitidis
	Title:	Managing Director

[Signature page to the Underwriting Agreement]

Accepted and agreed to as of the date first written above.

BROOKFIELD BUSINESS PARTNERS L.P., by its general partner, BROOKFIELD BUSINESS PARTNERS LIMITED

Per:	/s/ Jane Sheere
	Name:	Jane Sheere
	Title:	Secretary

BROOKFIELD ASSET MANAGEMENT INC.

Per:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title:	Vice President, Legal Affairs

[Signature page to the Underwriting Agreement]

Schedule A

The initial price to the public of the Units: $39.40 per Unit.

Schedule B

Issuer Free Writing Prospectuses

Press Release dated June 20, 2019.

Term Sheet dated June 20, 2019.

Presentation to Investors dated June 20, 2019.

Schedule C

List of BBU Entities

Brookfield Business Partners L.P.
Brookfield Business L.P.
Brookfield BBP Canada Holdings Inc.
Brookfield BBP US Holdings LLC
Brookfield BBP Bermuda Holdings Limited
Brookfield Business Partners Limited